                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





      As independent certified public accountants, we hereby consent to the use of our report dated March 20, 1998 relating to the financial statements of CHI Institute (a division of Computer Hardware Service Company, Inc.) as of September 30, 1997, appearing in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-50221) and the related Prospectus of Educational Medical, Inc. We also consent to the reference to our firm under the caption "Experts".




                                                /s/ Asher & Company, Ltd.

                                                ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania
June 9, 1998